C E L S I U S H O L D I N G S , I N C . | C A G N Y I N V E S T O R P R E S E N TAT I O N PRESENTATION In conjunction with moderate fitness activity, Celsius is clinically proven to accelerate metabolism and burn body fat

Forward-Looking Statements This investor presentation contains statements by Celsius Holdings, Inc. (“Celsius”, “we”, “us”, “our” or the “Company”) that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our prospects, plans, business strategy and expected financial and operational results. You can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”, ”could”, ”project”, ”plan”, “potential”, ”designed”, “seek”, “target”, variations of these terms, the negatives of such terms and similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. You should not rely on forward- looking statements because our actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: changes to our commercial agreements with PepsiCo, Inc.; management’s plans and objectives for international expansion and global operations; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our ability to successfully integrate business that we may acquire, including our pending acquisition of Alani Nutrition LLC (“Alani Nu”); our ability to achieve the benefits that we expect to realize as a result of our acquisitions, including Alani Nu; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of our business acquisitions, including Alani Nu; liabilities of the businesses that we acquire that are not known to us; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”); and those other risks and uncertainties discussed in the reports we have filed with the SEC, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. We do not undertake any obligation to update forward-looking information, except to the extent required by applicable law. Use of Non-GAAP Measures Celsius defines Adjusted EBITDA as net income before net interest income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock- based compensation expense, foreign exchange gains or losses, distributor termination fees and legal settlement costs. Adjusted EBITDA Margin is the ratio between the Company’s Adjusted EBITDA and net revenue, expressed as a percentage. Adjusted diluted earnings per share is GAAP diluted earnings per share net of add backs and deductions for distributor termination, legal settlement costs, reorganization costs, acquisitions costs, and penalties. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are non-GAAP financial measures. Celsius uses Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share, provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are not recognized terms under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non- GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies. No Offer or Solicitation This presentation shall not constitute or form part of an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Industry and Market Data Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third- party sources and management estimates. Management estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable, but we have not independently verified the accuracy of this information. Any industry forecasts are based on data (including third-party data), models and experience of various professionals and are based on various assumptions, all of which are subject to change without notice. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Preliminary Estimated Unaudited Financial Information This presentation contains certain preliminary estimated unaudited financial information for Alani Nu for the year ended December 31, 2024. This information is preliminary in nature based only upon information available at this time. Final results for Alani Nu remain subject to the completion of its closing procedures, final adjustments and developments that may arise between now and the time the financial results are finalized. You must exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. We cannot assure you that these preliminary estimated results will not differ materially from the information reflected in Alani Nu’s final financial statements for the year ended December 31, 2024. These preliminary estimates should not be viewed as substitutes for Alani Nu’s audited consolidated financial statements prepared in accordance with GAAP. In addition, they are not necessarily indicative of the results to be achieved in any future period. NON-GAAP MEASURES 2

JOHN FIELDLY

THEMES LARGE AND GROWING TAM - CATEGORY DISRUPTOR - COMPELLING GROWTH STRATEGY - Portfolio of disruptive, premium brands driving the functional beverage category with unparalleled innovation capabilities Effective strategy and innovation to reach more people, in more places, more often Attractively positioned for expansion as an innovative leader in the large, growing functional beverage category Deploy through disciplined capital allocation, driving continued growth and higher returns EXPECTED TO BE ACCELERATED BY PENDING ACQUISITION OF ALANI NU STRONG CASH GENERATION PROFILE - 4

THE WORLD’S MOST ON A MISSION TO INSPIRE PEOPLE TO LIVE FIT WITH THE ENERGY TO ACHIEVE THEIR GOALS 5

AT A GLANCE PRODUCT LINES: CORE | VIBE | ESSENTIALS ON THE GO POWDERS | HYDRATION GROWTH BRAND IN RTD ENERGY1 RETAIL SALES IN THE U.S.1 FY 2024 FINANCIAL HIGHLIGHTSA CATEGORY GROWTH LEADER • Revenue: $1.36B • Gross Margin: 50.2% • Net Income: $145M • Adjusted EBITDA: $256M • Adjusted EBITDA Margin: 18.9% • Celsius contributed 30.3%1 of all energy drink category growth YoY in 2024 • #3 energy drink brand in the U.S.1 with total U.S. share of 11.8% in tracked channels in 2024 • 98.7% ACV1; Sold in over 241,000 outlets across the United States NOTES: 1 Circana ,TOTAL U.S. MULO+ W/C Full Year 2024 RTD Energy Ended 12.29.24 LIQUID REFRESHMENT BEVERAGE (LRB) BRAND IN THE U.S.1 PREMIUM BRAND | FUNCTIONAL INGREDIENTS | ZERO SUGAR 6

#2 LRB GROWTH BRAND WITH RETAIL SALES +22.6% IN 2024 2020 2021 2022 2023 2024 LRB Rank 90 46 22 11 9 $ Sales (MM) $140 $413 $1,009 $2,214 $2,715 NOTES: Circana TOTAL U.S. Bev & RTD ENERGY MULO+ W/C Ending 12.29.2024 | Private Label represents an aggregate of all private label brands and is not representative of a single entity, The Total $ Sales from all Private Label totals at $12.3B in Sales and $500M in growth Third-party brand names, logos, and trademarks appearing in this presentation are the property of their respective owners. Their use is for informational and comparative purposes only and does not imply endorsement, affiliation, or sponsorship by or with Celsius Holdings, Inc. BEVERAGE BRAND CELSIUS IS GROWING ENERGY AND ENERGY IS GROWING BEVERAGE 2024 TOTAL BRAND RANKS Rank Trademark $ Retail Sales (Billions) $ Retail Sales Chg. YoY (Billions) Year Founded 1 $14.22 $0.63 1886 2 $8.37 $0.41 1987 3 $7.68 ($0.01) 1965 4 $6.33 ($0.02) 2002 5 $6.04 $0.04 1898 6 $5.44 $0.30 1885 7 $5.15 $0.02 1948 8 $3.62 $0.10 1961 9 $2.72 $0.49 2004 10 $2.53 $0.04 1996 ↑44 ↑24 ↑11 ↑2 7

DELIBERATE AND STRATEGIC ACTIONS TO ESTABLISH CATEGORY LEADERSHIP BRAND ACCELERATION FOUNDED INTERNATIONAL LAUNCH MODERNIZED BRANDING WITH WHITE CAN LAUNCH VIBE LINE LAUNCHES NEW DISTRIBUTION MODEL WITH PEPSICO INITIATED DRILL DEEP MARKET STRATEGY ENERGY FORWARD UPDATED CAN LAUNCHED HYDRATION AGREEMENT TO ACQUIRE ALANI NU ACQUIRED BIG BEVERAGE 8

FUNCTION, BACKED BY SCIENCE

PREMIUM BRAND | FUNCTIONAL INGREDIENTS | ZERO SUGAR

GREEN TEA EXTRACT

GUARANA SEED EXTRACT

GINGER ROOT

VITAMIN B

VITAMIN C

CHROMIUM


CELSIUS
LIVE FIT
SPARKLING
KIWI STRAWBERRY
ESSENTIAL ENERGY
ACCELERATES METABOLISM
BURNS BODY FAT
CELSIUS
LIVE FIT
PEACH VIBE
EDITION
ESSENTIAL ENERGY
ACCELERATES METABOLISM
BURNS BODY FAT

KEY ATTRIBUTES:

- No Sugar
- No High Fructose Corn Syrup
- No Aspartame
- No Artificial Colors or Flavors
- Very Low Sodium
- Essential Vitamins
- Kosher
- Vegan
- Gluten Free
- Soy Free

IN CONJUNCTION WITH MODERATE FITNESS ACTIVITY, CELSIUS IS CLINICALLY PROVEN TO:

- Accelerate Metabolism
- Burns Calories & Body Fat

9

OVER THE LAST 20 YEARS... MORE CONSUMERS ARE RAPIDLY SEEKING 20 years ago Male dominated Predominately young Thrill seekers Niche Gender balanced Age balanced Lifestyle and functional focused Mainstream 10

THE ENERGY DRINK CATEGORY GROWTH NOTES: Circana Total U.S. MULO+ W/C ANNUAL RTD ENERGY $ SALES ENDED 12.29.24 SUGAR FREE HAS OUTPACED SUGAR OVER THE PAST FIVE YEARS… 11 $8.8B $9.8B $10.3B $11.1B $11.2B 2.5% 5.8% 11.7% 20.6% 23.1% $5.6B $7.1B $8.6B $10.7B $11.7B Sugar Sugar Free Sugar Sugar Free Sugar Sugar Free Sugar Sugar Free Sugar Sugar Free 2020 2021 2022 2023 2024 Sugar Energy Celsius Share of Sugar Free Energy Rest of Sugar Free Energy U.S. RETAIL ENERGY DRINK SALES

ENERGY DRINK CATEGORY $0.14 $0.41 $1.01 $2.21 $2.70 2020 2021 2022 2023 2024 4.3% 9.9% 24.8% 32.2% 30.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2020 2021 2022 2023 2024 CELSIUS RETAIL SALES ACROSS TRACKED CHANNELS1 (MULO+ W/C | BILLIONS) CELSIUS CONTRIBUTION TO CATEGORY GROWTH BY YEAR2 (MULO+ W/C) NOTES: 1 Circana U.S. MULO+ W/C, RTD Energy full years 2019-2024, ended 12/29/24 2. Circana U.S. MULO+ W/C, RTD Energy full years 2019-2024, ended 12/29/24 12

Function, backed by science A category leader in the growing health, wellness & fitness segment1 Differentiated sales & marketing approach creates significant demand Continuous innovation with the introduction of new flavors & products Loyal consumer base Strong brand affinity 1 2 3 4 5 6 Best in class operations & supply chain capabilities7 STRONG COMPETITIVE ADVANTAGES NOTES: 1. Circana U.S. MULO+ W/C, RTD Energy Full Year 2024 13

STRATEGY PEOPLE PLACES OFTEN ATTRACTING NEW CONSUMERS INTO THE ENERGY CATEGORY EXPANDING PRODUCT AVAILABILITY INCREASING CONSUMPTION FREQUENCY U ND E RP INNE D BY O P E R AT I O N A L E XC E L L E N C E 14

PEOPLE Invest strategically in marketing focused on maximizing ROI, including plans to launch national healthy-halo campaign in 2025 Reach more consumers through Drill Deep strategy and international expansion in 2025 and beyond Accelerate innovation pipeline to further drive category growth Bring in entry point consumers to brand through continued execution of college and university program 15

PLACES Increase shelf space and cold presence in other channels such as retail, food service, recreational, lodging & restaurants, etc. Enhance & expand e-commerce initiatives & presence & increasing brand awareness Strengthen retail presence through enhanced distribution partnership with PepsiCo 16

OFTEN Position our products to be consumed across a wide range of day parts and occasions beyond traditional energy drink usage Expand into adjacent categories and accelerate our commitment to becoming a part of consumers' daily routines Increase incremental consumption occasions like meal-time by expanding availability in food service locations 17

CELSIUS CREATING A LEADING BETTER-FOR-YOU, FUNCTIONAL LIFESTYLE PLATFORM 18

OVERVIEW OF ALANI NU

GROWING, PROFITABLE HEALTH & WELLNESS LIFESTYLE BRAND WITH DIVERSE FUNCTIONAL PORTFOLIO & LOYAL FEMALE FOLLOWING

GROWTH AT SCALE	HIGHLY PROFITABLE MODEL WITH SYNERGY UPSIDE	UNIQUE CONSUMER BASE INCREMENTAL TO CATEGORY	HEALTH & WELLNESS, FUNCTIONAL LIFESTYLE PLATFORM
-	-	-	-
$595mm 2024A Net Sales growing at **~50% CAGR** from 2022-24A	**$137mm** 2024A fully synergized EBITDA[1] **23%** margin	Approachable brand with **92% female** social media followers[2] and driving **49% repeat buyers**[3]	**Multi-category functional portfolio** powered by innovation

ENERGY

Energy-led portfolio driving **80%+** of sales



PRE-WORKOUT



STICK PACKS



SHAKES



SNACKS & OTHER



SOURCE: Company Information

NOTES: Represents preliminary, unaudited 2024 Alani financials; Please see "Use of Non-GAAP Measures" and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found in the appendix

1. Based on 2024A Alani Nu Adjusted EBITDA including estimated run-rate cost synergies of $50 million to be achieved over 2-years post-close (excluding cost to achieve)
2. Company Information; Instagram insights
3. Company Information; Represents LTM period as of August 2024

19

STRATEGIC RATIONALE CREATES A LEADING BETTER-FOR-YOU, FUNCTIONAL LIFESTYLE PLATFORM AT THE INTERSECTION OF CONSUMER MEGATRENDS COMBINES TWO GROWING, SCALED ENERGY BRANDS WITH CLEAR CATEGORY TAILWINDS COMPLEMENTARY BRAND POSITIONING AND ATTRACTIVE CONSUMER DEMOGRAPHICS, EXPECTED TO DRIVE INCREMENTAL CATEGORY GROWTH LEVERAGES COMBINED STRENGTHS AND CAPABILITIES TO DRIVE THE NEXT PHASE OF GROWTH ENHANCES TOPLINE GROWTH ALGORITHM AND EXPECTED TO BE CASH EPS ACCRETIVE IN YEAR ONE WITH MEANINGFUL SYNERGY OPPORTUNITY 20

PLATFORM AT THE INTERSECTION OF CONSUMER MEGATRENDS SOURCE: Company information, Circana NOTES: Represents preliminary, unaudited 2024 Alani financials 1. Represents 2024A combined company Pro-Forma sales 2. Combined company Pro-Forma category share based on Circana, MULO+ W/C RTD Energy LTM as of February 2025 3. Based on Top 10 players in Circana, MULO+ W/C RTD Energy 2024; Represents combined company Pro-Forma 2024 growth rate Attractive Consumer Demographics Driving Incremental Category Growth Over-Indexed to Younger, Affluent And Female Consumers ~$2bn Sales Platform1 16% Category Share2 Differentiated Portfolio in the Attractive Energy Category Fastest Growing Portfolio of Scale3 21

WITH CLEAR CATEGORY TAILWINDS $489 $409 $324 $156 $92 $25 $16 ($22) ($71) DRIVING TRANSFORMATION OF US RTD ENERGY DRINK CATEGORY TRACKED RETAIL SALES 2024 YOY DOLLAR GROWTH1 LONG-TERM TAILWINDS IN ENERGY $90bn 2024 Global Energy Drink Category3 10% 2024-29 Global Energy Drink Category CAGR3 Increasing Category Adoption and Incrementality 37% US Household Penetration with Significant Upside4 39% 51% SUGAR-FREE Share of RTD Energy5 ~1,220+ BPS share gain 2020 2024 DRIVING 50% OF TOTAL ENERGY DRINK CATEGORY GROWTH1 16% PRO-FORMA CATEGORY POSITION WITH FURTHER UPSIDE2 SCALED PLATFORM TO CONTINUE TO DISRUPT CATEGORY 2024 YoY Growth (%) 2024 YoY Growth ($ in millions) 64%5%22% 25% 16% 4% 3% (9%)(0%) 2024 Tracked Retail Sales ($ in billions) $0.8$8.4$2.7 $0.8 $0.7 $0.6 $0.5 $0.7$6.3 22 SOURCE: Circana, Euromonitor, Company information NOTES: Excludes brands with less than $500mm in tracked retail sales in 2024 based on Circana data; Third-party brand names, logos, and trademarks appearing in this presentation are the property of their respective owners. Their use is for informational and comparative purposes only and does not imply endorsement, affiliation, or sponsorship by or with Celsius Holdings, Inc. 1. Combined company Pro-Forma 2024 sales based on Circana, MULO+ W/C RTD Energy 2. Combined company Pro-Forma category share based on Circana, MULO+ W/C RTD Energy LTM as of February 2025 3. Euromonitor as of February 2025, Global Energy Drink Category 4. 2024 Household penetration for the RTD Energy category based on Circana MULOC syndicated panel data LTM as of January 2025 5. Based on Circana US MULOC RTD Energy

ENERGY & BEYOND BEYOND RTD 11.0 SHARE1 4.8 SHARE1 15.8 SHARE NOTES: 1. Circana U.S. MULO+ W/C, RTD Energy L4W ended 1/26/25 2. Celsius announced agreement to acquire Alani Nu on February 20, 2025. Closing is currently expected in Q2, subject to regulatory approval and other customary closing conditions. 23 2

A leading portfolio of premium, lifestyle energy & hydration beverages with strong & growing consumer demand for functional & better-for-you, sugar-free energy solutions THESIS 1 2 3 4 5 Robust brand equity & awareness with opportunities to expand, driven by targeted marketing initiatives & a loyal consumer base Clear path to drive incremental revenue & profit growth through more people, more places, more often strategy Strong financial profile with a well-capitalized balance sheet, enabling sustained organic growth, strategic vertical integration, technological advancements & value-accretive acquisitions Attractively positioned to capture opportunity in the large, growing functional beverage category through strategic investments and innovation 24

KYLE WATSON

2 0 2 5 A N N U A L O P E R AT I N G P L A N | M A R K E T I N G MARKETING LIVE FIT IN WE DO REPLACE WITH NEW IMAGE

CONSUMER • GENDER BALANCED1 • 54% Female | 46% Male • HIGH RESONANCE WITH MILLENNIALS & GEN-Z2 • 111 Index with Millennials • 112 Index with Gen-Z • HIGHER HOUSEHOLD INCOME2 • 10 pt higher Index than category • MORE INTERESTED IN FITNESS, HEALTH & WELLNESS3 • SEEKING BETTER-FOR-YOU OPTIONS3 • MORE ONLINE1 27 NOTES: 1. Yougov Celsius Current Consumer Panel 2. Circana Syndicated Omnichannel Panel SS ENERGY DRINKS NON-ASEPTIC L52W Ended 12.29.24 3. Mintel Energy Drinks Report 2024

ARE LOYAL SOURCE: Circana Syndicated Omnichannel Panel SS ENERGY DRINKS NON-ASEPTIC L52W Ended 12.29.24 +1.5M -1.2M -0.3% +1.2% -4% -9% REPEAT BUYERS V YA TRIPS PER BUYER V YA EXCLUSIVE HOUSEHOLDS IN 2024 28Third-party brand names, logos, and trademarks appearing in this presentation are the property of their respective owners. Their use is for informational and comparative purposes only and does not imply endorsement, affiliation, or sponsorship by or with Celsius Holdings, Inc.

DEMAND GENERATION, ENGAGEMENT AND POWERFUL BRAND GROWTH SOCIAL MEDIA MONTHLY VIDEO VIEWS SOCIAL MEDIA MONTHLY IMPRESSIONS SOCIAL MEDIA TOTAL FOLLOWERS 29

AUDIENCE IS GROWING SOURCE: Circana Total U.S. Panel Data, SS ENERGY DRINKS NON-ASEPTIC L52W Ended 12.29.24 35,500,000 35,600,000 35,700,000 35,800,000 35,900,000 36,000,000 36,100,000 36,200,000 36,300,000 36,400,000 36,500,000 36,600,000 11 /1 /2 02 3 12 /1 /2 02 3 1/ 1/ 20 24 2/ 1/ 20 24 3/ 1/ 20 24 4/ 1/ 20 24 5/ 1/ 20 24 6/ 1/ 20 24 7/ 1/ 20 24 8/ 1/ 20 24 9/ 1/ 20 24 10 /1 /2 02 4 11 /1 /2 02 4 12 /1 /2 02 4 ENERGY BUYERS - GENERATION Z+MILLENIALS (MONTHLY R52W) MILLENNIALS AND GEN Z ARE BUYING 30

LEVERAGE TARGETED MARKETING STRATEGIES TO BROADER CONSUMER BASE 0 10 20 30 40 50 60 70 80 90 COMPETITOR AVERAGE* SOURCE: Yougov Brand Index Beverages Sector Moving Avg L28 Days Ended 2.11.25 *Competitors include Red Bull and Monster TO INCREASE BRAND AWARENESS BRAND AWARENESS 31 MAXIMIZE SOCIAL PRESENCE, SEO & CONTENT TO INCREASE VISIBILITY CONTINUE TO UTILIZE STRONG BRAND AFFINITY INCREASE PRESENCE IN FOOD SERVICE & ALTERNATIVE CHANNELS

DEMOGRAPHICS, EXPECTED TO DRIVE INCREMENTAL CATEGORY GROWTH TARGET AUDIENCE Gender-neutral, performance- driven with broad appeal to fitness enthusiasts and beyond Female-focused, lifestyle-oriented for consumers seeking a fun, approachable brand Functionality for athletes and fitness-focused individuals Centered around community, empowerment and wellness for young women Diverse portfolio of fruit-forward, refreshing flavors Bright, playful flavors BRAND POSITIONING FLAVOR INNOVATION Sleek, minimalist design with broad consumer appeal Vibrant, pastel color palette and feminine design AESTHETIC TARGET AUDIENCE BRAND POSITIONING FLAVOR INNOVATION AESTHETIC 32

STRATEGY 33

PEOPLE ACQUIRING NEW USERS TO OUR BRAND & THE CATEGORY, INCLUDING GEN Z, MILLENNIAL & HISPANIC AUDIENCES 34

PLACES SHOWING UP IN PLACES & SPACES WHERE OUR CORE AUDIENCE TARGETS ARE 35

OFTEN BUILDING CONSUMER RELEVANCE & EXCITEMENT THROUGH MORE CONSUMPTION OPPORTUNITIES 36 Note: These images do not contain alcohol. These images are for illustrative purposes only and do not imply a current or ongoing relationship between the respective third parties and Celsius Holdings, Inc.

INNOVATION IS THE FOUNDATION OF OUR STRATEGY SIGNIFICANT WHITESPACE FOR FURTHER INNOVATION IN ADJACENT CATEGORIES WITHIN AND BEYOND RTD 37

JARROD LANGHANS

More People: Attracting new consumers into the energy drink category and converting existing energy users to Celsius More Places: Expanding product availability More Often: Increasing consumption frequency Driving EBITDA margin through operational excellence initiatives, designed to deliver strong cash flow generation IS DRIVING SHAREHOLDER VALUE 39

Boosted innovation and production capabilities with the acquisition of Big Beverages Contract Manufacturing in Nov. 2024 EXCELLENCE Driving innovation, global procurement, supply chain and global marketing through our Center of Excellence Investing in technology and AI-assisted tools to drive sales and improve efficiencies Executing talent strategy to support our growth initiatives 40

KEY TRANSACTION TERMS - ALANI NU

CELSIUS
LIVE FIT

ATTRACTIVE VALUATION	**REPRESENTS ATTRACTIVE VALUATION OF LESS THAN 3x ALANI NU 2024A REVENUE AND APPROXIMATELY 12x FULLY SYNERGIZED ALANI NU 2024A ADJUSTED EBITDA[1]**
SHAREHOLDER ALIGNMENT	Leadership continuity with TSA and consulting agreements in place at closing to help ensure a seamless integration process **~8.7% PRO-FORMA OWNERSHIP SUBJECT TO LOCK-UP AGREEMENT, ALIGNING LONG-TERM INTERESTS TO DRIVE FUTURE GROWTH AND VALUE CREATION**
FINANCIAL IMPACT	Expected to be accretive to Cash EPS in the first full year with enhanced scale and growth algorithm alongside meaningful cost synergies **CASH EPS ACCRETIVE IN YEAR 1**
BALANCE SHEET STRENGTH	Modest pro-forma net leverage with significant cash on balance sheet and strong cash flow generation to preserve optionality and drive continued growth investment **~1.0x PF NET LEVERAGE[2] WITH ~$500MM PF CASH ON BALANCE SHEET WITH STRONG CASH FLOW GENERATION TO SUPPORT DELEVERAGING**

SOURCE: Company information
NOTES: Represents preliminary, unaudited 2024 Alani financials; Please see "Use of Non-GAAP Measures" and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found in the appendix
1. Based on 2024A Alani Nu Adjusted EBITDA including estimated run-rate cost synergies of $50 million to be achieved over 2-years post-close (excluding cost to achieve) and purchase price net of ~$150 million tax benefit step-up (net present value)
2. Based on 2024A combined company Pro-Forma Adjusted EBITDA including estimated run-rate cost synergies of $50 million (excluding cost to achieve). Excludes transaction fees & expenses

41

EPS ACCRETIVE IN YEAR ONE WITH MEANINGFUL SYNERGY OPPORTUNITY $1.4 $2.0 $256 $393 INCREASED TOPLINE SCALE (2024A NET SALES, $ IN BILLIONS) STRONG PRO-FORMA PROFITABILITY (2024A ADJ. EBITDA, $ IN MILLIONS) $50mm Clearly Identified Cost Synergies with Additional Upside1 Expected to be Cash EPS Accretive In Year One Anticipated Acceleration of Topline Growth Significant Cash Flow Generation Profile 19% 20%1 Adj. EBITDA Margin (%): + + 42 SOURCE: Company information NOTES: Represents preliminary, unaudited 2024 Alani financials; Please see “Use of Non-GAAP Measures” and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found in the appendix 1. Based on 2024A combined company Pro-Forma Adjusted EBITDA including estimated run-rate cost synergies of $50 million to be achieved over 2-years post-close (excluding cost to achieve)

OPPORTUNISTIC M&A • Invest strategically in innovation & marketing initiatives designed to accelerate organic growth & maximize productivity • Strengthen our capabilities & expertise, & cement a foundation for sustainable growth MAINTAIN STRONG BALANCE SHEET & DEBT PAYDOWN • Evaluate potential opportunities with strategic & financial discipline, ensuring strong value creation opportunities • Robust liquidity position with pro-forma net leverage of approximately 1.0x & ample cash on the balance sheet post- Alani Nu transaction1 • Strong cash flow management with goal of reducing leverage 1 2 3 INVEST TO FUEL ORGANIC GROWTH CAPITAL ALLOCATION STRATEGIC AND MEASURED APPROACH TO CAPITAL INVESTMENT NOTES 1. Celsius announced agreement to acquire Alani Nu on February 20, 2025. Closing is currently expected in Q2, subject to regulatory approval and other customary closing conditions. 43

THEMES LARGE AND GROWING TAM - CATEGORY DISRUPTOR - COMPELLING GROWTH STRATEGY - Portfolio of disruptive, premium brands driving the functional beverage category with unparalleled innovation capabilities Effective strategy and innovation to reach more people, in more places, more often Attractively positioned for expansion as an innovative leader in the large, growing functional beverage category Deploy through disciplined capital allocation, driving continued growth and higher returns EXPECTED TO BE ACCELERATED BY PENDING ACQUISITION OF ALANI NU STRONG CASH GENERATION PROFILE - 44

C E L S I U S H O L D I N G S , I N C . | C A G N Y I N V E S T O R P R E S E N TAT I O N APPENDIX

FINANCIAL INFORMATION 46 The following table presents summary historical and unaudited pro forma condensed consolidated financial data for Celsius and Alani Nu, which are based on (i) Celsius’ unaudited financial statements for the year ended December 31, 2024, and (ii) Alani Nu’s preliminary estimated unaudited financial statements for the year ended December 31, 2024. This pro forma financial information reflects Celsius’ pending acquisition of Alani Nu as if the transaction (the “Transaction”) had occurred on January 1, 2024. This pro forma financial information does not reflect the completion of the Transaction or Celsius’ capital structure following the completion of the Transaction and is not indicative of results that would have been reported had the Transaction occurred as of January 1, 2024. This information is only a summary and should be read in conjunction with the information included in the section entitled “Forward-Looking Statements” and Celsius historical financial information included in its earnings press release for the quarter and year ended December 31, 2024, and in Celsius’ filings with the Securities and Exchange Commission. The summary historical and unaudited pro forma condensed consolidated financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transaction been completed as of January 1, 2024, and should not be taken as representative of Celsius’ future consolidated results of operations or financial position had the Transaction occurred as of such date. These estimates are based on financial information available at the time of the preparation of this press release. Based on the timing of the closing of the Transaction and other factors, Celsius cannot assure you that the actual adjustments will not differ materially from the pro forma adjustments reflected in the summary unaudited pro forma combined financial information. It is expected that, following the consummation of the Transaction, we will incur non-recurring expenses associated with the Transaction and integration of the operations of Alani Nu. These expenses and integration costs are not reflected in this summary unaudited pro forma condensed consolidated financial information.

NON-GAAP PRO-FORMA EBITDA SCHEDULE

	Twelve months ended 12/31/2024		
(In thousands)	Celsius	Alani	Combined
Net Income (GAAP Measure) with buy-side adj	**$ 145,074**	**$ 68,091**	**$ 213,165**
Add back / (Deduct):			
Net interest (income) expense	(39,263)	4,867	(34,396)
Provision for income taxes	49,976	1,659	51,635
Depreciation and amortization expense	7,274	5,559	12,833
Non-GAAP EBITDA	**163,061**	**80,176**	**243,237**
Stock-based compensation[1]	19,591	-	19,591
Foreign Exchange	1,734	-	1,734
Distributor termination[2]	-	2,911	2,911
Legal Settlements Costs[3]	54,005	2,960	56,966
Reorganization cost[4]	5,965	-	5,965
Acquisition Costs[5]	2,008	-	2,008
Penalties[6]	9,350	-	9,350
Other nonrecurring costs	-	926	926
Non-GAAP Adjusted EBITDA	**255,714**	**86,973**	**342,687**
Pro Forma Net Synergies	50,000		50,000
Pro Forma Adjusted EBITDA	**$ 305,714**	**$ 86,973**	**$ 392,687**

[1] Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.

[2] Distributor termination represents reversals of accrued termination payments. The unused funds designated for termination expense payments to legacy distributors were reimbursed to Pepsi for the quarter ended June 30, 2023.

[3] 2024 accrued expense for estimated liability in connection with an ongoing litigation during the quarter ended December 31, 2024. 2024 accrued expense for SEC settlement during the quarter ended December 31, 2024. 2023 legal class action settlement pertained to the McCallion vs Celsius Holdings class action lawsuit, which the company settled during the quarter ended June 30, 2023.

[4] Reorganization costs represent international re-alignment costs incurred during the quarter ended December 31, 2024.

[5] Acquisition costs include fees for Professional services received during the fourth quarter ended December 31, 2024 related to a business acquisition.

[6] Accrued expense in the quarter ended December 31, 2024 related to contractual co-packer obligations.

The company reports financial results in accordance with generally accepted accounting principles in the United States ("GAAP"), but management believes that disclosure of Adjusted EBITDA, a non-GAAP financial measures that management uses to assess our performance, may provide users with additional insights into operating performance. See "Use of Non-GAAP Measures" above

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NON-GAAP VALUATION METRICS

($ in thousands)

12x fully synergized 2024A adjusted EBITDA

2024 Actual	Alani
Adjusted EBITDA[1]	86,973
Pro Forma Net Synergies[2]	50,000
Total Adjusted EBITDA	**136,973**
Net purchase price[3]	1,650,000
Adjusted EBITDA Multiple	**12.0x**

Purchase Price	1,625,000
Earnout	25,000
Including earnout	**1,650,000**
NPV of Tax	150,000
Total Purchase price	**1,800,000**

<3x 2024A Revenue

	Alani
2024 Revenue[1]	594,907
Net purchase price[3]	1,650,000
Revenue Multiple	**2.8x**

Pro Forma net leverage

Net debt[4]	384,810
2024 Adjusted EBITDA[5]	392,687
Pro-forma net leverage	**1.0x**

New Debt	**900,000**
Unrestricted Cash	890,190
Cash used for Transaction	375,000
Net Cash	**515,190**
Net Debt	**384,810**

[1] Represents preliminary, unaudited 2024 Alani financials
[2] Estimated run-rate cost synergies to be achieved over two-years post close
[3] Excludes ~$150 million net present value of tax benefits
[4] Total principal debt outstanding less unrestricted cash
[5] Based on 2024A Adjusted EBITDA including estimated run-rate synergies

The company reports financial results in accordance with generally accepted accounting principles in the United States ("GAAP"), but management believes that disclosure of Adjusted EBITDA, a non-GAAP financial measures that management uses to assess our performance, may provide users with additional insights into operating performance. See "Use of Non-GAAP Measures" above

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